Exhibit 99.1

8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY:	Jeffrey I. Badgley
Chief Executive Officer
For Immediate Release

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Alexandra Tramont
(212) 850-5600

MILLER INDUSTRIES REPORTS 2011 THIRD QUARTER RESULTS AND DECLARES REGULAR QUARTERLY DIVIDEND

CHATTANOOGA, Tennessee, November 8, 2011 – Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the third quarter ended September 30, 2011.

For the third quarter of 2011, net sales were $96.8 million, an increase of 31.4% compared with $73.7 million for the third quarter of 2010.  Net income in the third quarter of 2011 was $4.9 million, or $0.41 per diluted share, an increase of 66.6% compared to net income of $2.9 million, or $0.24 per diluted share, in the prior year period.

Gross profit for the third quarter of 2011 was $15.6 million, or 16.1% of net sales, compared to $11.4 million, or 15.5% of net sales, for the third quarter of 2010.  For the third quarter of 2011, selling, general and administrative expenses were $7.5 million, compared to $6.5 million in the prior year period.

For the nine-month period ended September 30, 2011, net sales were $303.3 million, compared to $227.2 million in the prior year period, an increase of 33.5%.  The Company reported net income of $18.1 million, or $1.49 per diluted share, for the first nine months of 2011, compared to net income for the first nine months of 2010 of $8.1 million, or $0.67 per diluted share.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.12 per share, payable December 19, 2011, to shareholders of record at the close of business on December 5, 2011.

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MILLER INDUSTRIES REPORTS 2011 THIRD QUARTER RESULTS AND	PAGE 2
DECLARES REGULAR QUARTERLY DIVIDEND

Jeffrey I. Badgley, CEO of the Company, stated, “Our results for the 2011 third quarter reflected strong execution from our entire team and the strength of our product offering and manufacturing capabilities.  Solid annual growth in sales was driven by increased selling volumes as a result of gradually improving demand across our domestic and some of our European markets, as well as deliveries from our government-related add-on orders.  We also increased our gross margins by carefully controlling costs, despite ramping up our production to deliver on our additional orders.  These actions also resulted in an increase in net income of 67% compared to the same period in 2010.   Additionally, we continued to follow through on our commitment to enhance shareholder value during the quarter by repurchasing shares and returning capital to shareholders through our regular quarterly dividend.”

Mr. Badgley added, “As we complete our U.S. government-related orders in the 2011 fourth quarter, we do not expect to receive additional follow-on U.S. government-related orders in the near term, and accordingly we are increasing our commercial order production in order to meet our increased commercial demand.  In addition to our efforts in the U.S., we are actively working on government-related tenders in a number of countries around the world, supported by our differentiated product offering and recognized production capacity.  For example, our French subsidiary, Jige International, has been selected by a prime contractor to provide the towing and recovery equipment under a recently awarded French military contract.  Initially, we will deliver three test units in early-2012.  Upon successful completion of the tests, we expect to receive an award for fifty units under the French military contract, which could increase up to a total of one hundred and fifty units over a three year period.  While we are excited about the prospects these opportunities present, the bid process by its nature can be very lengthy and uncertain.”

Mr. Badgley concluded, “We remain cautiously optimistic regarding our longer-term outlook; however, broader economic visibility remains uncertain.  While we clearly see some positive trends in our core commercial customer base, the outlook for the global economy is unclear and government spending is under intense scrutiny.  As we have done successfully in the past, we will carefully monitor these issues to ensure that we are prepared to adapt to any market conditions and will continue to work to maximize shareholder value.”

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MILLER INDUSTRIES REPORTS 2011 THIRD QUARTER RESULTS AND	PAGE 3
DECLARES REGULAR QUARTERLY DIVIDEND

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet.  Management will host the call, which is scheduled for tomorrow, November 9, 2011, at 10:00 AM ET.  Listeners can access the conference call live and archived over the Internet through a link at:

http://www.videonewswire.com/event.asp?id=83053

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software.  A replay of this call will be available approximately one hour after the live call ends through November 16, 2011.  The replay number is (877) 344-7529, Passcode 10005812.

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology.  They include statements in this release relating to the future economic activity and demand for our products and future revenue levels, among others.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management.  These forward-looking statements are subject to a number of risks and uncertainties, including, among other things, economic and market conditions; the risks related to the general economic health of our customers; the success and timing of existing and additional export and government orders; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; changes in fuel and other transportation costs; the cyclical nature of our industry; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2010, which discussion is incorporated herein by this reference.  Such factors are not exclusive.  We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

Miller Industries, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands except per share data)

	Three Months Ended			Nine Months Ended
	September 30			September 30
			%			%
	2011	2010	Change	2011	2010	Change
NET SALES	$96,777	$73,664	31.4%	$303,268	$227,215	33.5%

COSTS AND EXPENSES:

COST OF OPERATIONS	81,161	62,253	30.4%	249,445	193,953	28.6%

SELLING, GENERAL AND	7,477	6,499	15.1%	23,323	19,653	18.7%
ADMINISTRATIVE EXPENSES

INTEREST EXPENSE, NET	174	60	190.0%	534	246	117.1%

OTHER (INCOME) EXPENSE	(9)	37	-124.3%	(18)	127	-114.2%

TOTAL COSTS AND EXPENSES	88,803	68,849	29.0%	273,284	213,979	27.7%

INCOME BEFORE INCOME TAXES	7,974	4,815	65.6%	29,984	13,236	126.5%

INCOME TAX PROVISION	3,102	1,891	64.0%	11,893	5,146	131.1%

NET INCOME	$4,872	$2,924	66.6%	$18,091	$8,090	123.6%

BASIC INCOME PER COMMON SHARE	$0.42	$0.25	68.0%	$1.54	$0.69	123.2%

DILUTED INCOME PER COMMON SHARE	$0.41	$0.24	70.8%	$1.49	$0.67	122.4%

CASH DIVIDENDS DECLARED PER SHARE	$0.12	$--	100.0%	$0.36	$0.10	260.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,616	11,687	-0.6%	11,756	11,661	0.8%
DILUTED	11,965	12,168	-1.7%	12,175	12,151	0.2%